Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Avenue Therapeutics, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-224276) and Form S-8 (No. 333-219972) of Avenue Therapeutics, Inc. of our report dated March 30, 2020, relating to the financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

New York, New York

March 30, 2020